United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 3, 2021
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2021, Jones Lang LaSalle Incorporated (the “Company”) announced that the Company’s Global Executive Board (“GEB”) members, including its Chief Executive Officer and President, Christian Ulbrich, Chief Financial Officer, Karen Brennan, Chief Human Resources Officer, Mary Bilbrey, Chief Executive Officer of Markets, Greg O’Brien, Chief Executive Officer of Corporate Solutions, Neil Murray, Chief Executive Officer of Capital Markets, Richard Bloxam, and Co-Chief Executive Officers of JLL Technologies, Mihir Shah and Yishai Lerner, were issued Form Change in Control Agreements, which provides for the payment of certain benefits to GEB members upon the occurrence of a Change in Control (as defined by the CiC Agreement).
Change in Control Agreement Provisions
The CiC Agreement provides for payment of severance and other benefits to members of the GEB if their employment is terminated either without Cause or for Good Reason (as defined in the CiC Agreement) during the 24-months following a Change in Control (the “Change in Control Period”), subject to the GEB member's execution and non-revocation of a general release of claims in favor of the Company.
In the event of termination for Good Reason or an involuntary termination without Cause, in addition to certain accrued obligations, the CiC Agreement provides for the following payments and benefits to a GEB member:
•a lump-sum payment of their annual base pay times the multiplier applicable to such executive (which is 3.0 for Mr. Ulbrich and 1.5 for all other GEB members);
•a lump-sum payment equivalent to their annual target bonus for the year of termination times the multiplier applicable to such executive (which is 3.0 for Mr. Ulbrich and 1.5 for all other GEB members);
•if terminated within the Change in Control Period, a lump-sum payment of their pro rata bonus, at target, calculated from the January 1 through their last day of employment with the Company in a Plan Year; and
•accelerated vesting of all outstanding stock-based awards issued under the Company's applicable stock award incentive plan.
The foregoing description of the CiC Agreement is qualified in its entirety by the full text of the CiC Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX

99.1	Form Change in Control Agreement for Global Executive Board

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021
Jones Lang LaSalle Incorporated

By: /s/ Alan K. Tse
Name: Alan K. Tse
Title: Chief Legal Officer